Exhibit 99.1

November 22, 2021

Abraxas Petroleum Corporation

18803 Meisner Dr.

San Antonio, TX 7858

Facsimile: 210-490-8816

210-918-6675

E-mail: SHarris@abraxaspetroleum.com

Attention: Steve Harris

VIA EMAIL AS PDF

Re: Abandonment and Waiver of All Rights under Warrant and Governance Agreement

On August 11, 2020, Abraxas Petroleum Corporation (“Abraxas”) issued that certain Warrant to Purchase Common Stock (the “Warrant”) to AG Energy Funding, LLC (“AGEF”) originally for 33,445,792 shares of common stock, par value, $0.01 per share the (“Common Stock”). Co ncurrently therewith, Abraxas and AGEF entered into that certain Governance Agreement (the “Governance Agreement”) among Abraxas and AGEF, dated as of August 11, 2020, giving AGEF certain governance rights and benefits in Abraxas. AGEF hereby waives and abandons all rights, title and interest to the Warrant and any Common Stock underlying the Warrant for no consideration and irrevocably waives all rights under the Warrant. AGEF also hereby waives, abandons and relinquishes all rights and interest afforded to it under the Governance Agreement, and the Governance Agreement is hereby terminated. This waiver shall not affect any rights or obligations under any other instruments or contract.

Please acknowledge receipt of this waiver by email to Todd Dittmann (TDittmann@angelogordon.com) and Damon Putman (DPutman@angelogordan.com) with copy to counsel Shamus Crosby (Shamur.Crosby@stblaw.com) and Nicholas Baker (NBaker@stblaw.com).

Sincerely,

/s/Todd Dittmann

Todd Dittmann

Authorized Person of Angelo, Gordon & Co., L.P.

CC: James B. Smith, Dykema Gosset PLLC

E-Mail: JSmith@dykema.com